EXHIBIT 99.1

Frank Khulusi, Chairman, President and CEO

Ted Sanders, CFO

PC Mall, Inc.

(310) 354-5600

or

Budd Zuckerman, (303) 415-0200

Genesis Select

PC MALL REPORTS THIRD QUARTER RESULTS

Highlights:

- Company returns to a GAAP net profit.

- Core business reports continued sequential increases in adjusted non-GAAP operating profit and operating profit margin.

- Diluted earnings per share from continuing operations of $0.02 in Q3 2005 compared with $0.06 in Q3 2004 and a loss of $0.05 per share in Q2 2005.

- Consolidated third quarter net sales were $244.0 million, an increase of two percent from Q3 2004.

- Excluding sales to eCOST.com, consolidated net sales were $233.5 million, down three percent from Q3 2004.

- Commercial net sales for the quarter increased five percent from Q3 2004.

- Commercial and public sector account manager productivity for Q3 2005 increased 11 percent from Q3 2004.

Torrance, California -- November 8, 2005 -- PC Mall, Inc. (NASDAQ:MALL - news) today reported record third quarter net sales of $244.0 million, up two percent from Q3 2004 net sales of $239.8 million. Diluted earnings per share from continuing operations for the quarter was $0.02 versus $0.06 in Q3 2004 and a loss of $0.05 in Q2 2005.

Frank Khulusi, Chairman, President and CEO of PC Mall, Inc. said, "During the quarter, we continued to focus on our major initiatives of enhancing account manager productivity, improving the efficiency of our back-office support functions and stabilizing our consumer business. We made steady progress towards our goal of achieving a two percent Core business adjusted non-GAAP quarterly operating profit margin despite the impact of weak government sales. Our Core business adjusted non-GAAP operating margin increased to 85 basis points from 13 basis points in Q2 2005. Our continued improvement in operating margin from Q2 2005 resulted from improvements in both gross margin and reduced SG&A spending."

Khulusi continued, "During the quarter, we opened an office in the Philippines to access low cost labor. We believe that our new Philippines office will provide us an opportunity to reduce our administrative and back-office labor costs over time. In Q1 2006, we expect to begin realizing cost savings as a result of our Philippines office initiative, which should help us towards our Core business operating margin target. Furthermore, this office has allowed us to devote additional resources inexpensively towards enhancing our marketing content on the Internet, and other customer acquisition and retention activities, in an effort to drive sales."

Consolidated Q3 2005 net sales increased two percent from Q3 2004 to $244.0 million from $239.8 million. Core business net sales (excluding OnSale.com and sales to eCOST.com) for Q3 2005 were $232.4 million, down three percent from Q3 2004. Commercial net sales, an area of strategic emphasis, grew five percent, but was offset by a 19 percent decline in government net sales and a 16 percent decline in consumer net sales. The decrease in government net sales resulted from competitive pricing pressures in the marketplace in Q3 2005 and our decision not to pursue unprofitable transactions in such a competitive environment. The decline in consumer net sales is due primarily to a 12 percent reduction in advertising spending in an effort to optimize the return on advertising dollars spent and increased competition from direct sales by Apple.

Consolidated gross profit for Q3 2005 declined two percent, or $0.6 million, from Q3 2004, but increased $0.9 million, or three percent, from Q2 2005. Consolidated gross profit margin as a percent of net sales declined to 12.1 percent from 12.5 percent in Q3 2004 due in part to transition sales of products to eCOST.com at approximately our cost. Core business gross profit margin, excluding OnSale.com and sales to eCOST.com, was 12.6 percent, compared to 12.5 percent in Q3 2004 and 12.2 percent in Q2 2005. Core business gross profit decreased by three percent from Q3 2004, but increased three percent from Q2 2005.

Consolidated selling, general and administrative expenses ("SG&A") as a percentage of sales for Q3 2005 decreased to 11.5 percent of net sales from 11.8 percent of net sales in Q3 2004, but increased from 11.4 percent of net sales in Q2 2005 primarily due to the impact of net sales to eCOST.com. Further, advertising and credit card related expense declines of 0.2 percent and 0.1 percent of net sales, respectively, were offset by costs formerly charged to eCOST.com of 0.3 percent of net sales. The decline in advertising expense as a percentage of net sales reflects our effort to optimize return on advertising spending. Total SG&A spending for Q3 2005 decreased by $0.6 million from Q2 2005 and $2.8 million from Q1 2005.

Commercial and public sector account manager headcount included in SG&A at the end of Q3 2005 amounted to 565 employees, a decrease of 121 account managers from Q3 2004 and down 97 account managers from Q2 2005. Average tenure for a commercial and public sector account manager at the end of Q3 2005 was 24 months with seven percent of the commercial and public sector workforce in training, 47 percent with less than one year experience and 72 percent with less than two years experience. Total account managers, including those focusing on corporate, public sector and consumer customers, numbered 672 at the end of Q3 2005, down 149 managers from Q3 2004 and 77 managers from Q2 2005. The reduction in headcount is in line with our previously articulated strategy of focusing on sales rep productivity.

Cash and cash equivalents at the end of the quarter were $5.7 million. Accounts receivable at September 30, 2005 increased by $4.8 million from December 31, 2004, and days sales outstanding remained unchanged. Inventories of $51.3 million at September 30, 2005 declined by $27.5 million from December 31, 2004, reflecting a $9.3 million reduction of inventory formerly used to support the business of eCOST.com and the reductions from seasonally high inventory levels held at year end. Accounts payable declined $2.8 million from December 31, 2004 and borrowings under our line of credit decreased by $11.9 million at the end of the quarter from December 31, 2004 due to lower purchases made during the period.

Outlook

Khulusi stated, "We are entering what is historically the seasonally strongest quarter of the year. We have focused our efforts on increasing the productivity of the sales force and reducing our infrastructure costs to better position the Company going forward. We will continue to ramp up our new Philippines operation, and we expect to begin reaping the benefits of that cost-saving initiative in Q1 2006. Our goal remains to reach a two percent non-GAAP adjusted Core business operating profit margin on a quarterly basis as soon as possible, ideally reaching 1.5 percent as early as Q4 2005 and the two percent goal as early as possible in 2006, facilitated in part by our new Philippines initiative."

Non-GAAP Measures

As described below, the non-GAAP adjusted operating profit (loss) contained herein for the Core business, which is supplemental to the financial results based on generally accepted accounting principles, exclude non-cash stock-based compensation expenses, Sarbanes-Oxley related expenses and the results of OnSale.com. We believe that the presentation of results excluding these items provides meaningful supplemental information to both management and investors that is indicative of our Core business operating results across reporting periods. We include an income statement reconciliation of these non-GAAP measures to provide a more complete view of their effect on results. We are unable to reconcile our expectations and goals with respect to adjusted non-GAAP quarterly operating profits and margin for the Core business in future periods, because the GAAP financial measures are not accessible on a forward-looking basis. For example, we are unable to estimate special charges including but not limited to potential non-cash compensation charges, the impact of contemplated accounting changes for stock-based compensation and Sarbanes-Oxley related costs which are expected to materially affect the relevant GAAP measures.

* * *

Conference Call

Management will be holding a conference call on Tuesday, November 8, 2005 at 5:00 p.m. Eastern time (2:00 p.m. PST) to discuss third quarter results. To listen to PC Mall's management discussion of the third quarter results live, access the PC Mall website, www.pcmall.com, and click on the Investor Relations section.

A replay of the conference call will be available immediately following the call until November 30, 2005 and can be accessed by calling (888) 286-8010 and inputting pass code 63475274.

About PC Mall

PC Mall, Inc., together with its subsidiaries (the "Company"), is a rapid response supplier of technology solutions for business, government and educational institutions as well as consumers. More than 100,000 different products from companies such as, but not limited to, Apple, HP, Lenovo and Microsoft are marketed to business customers using relationship-based selling, direct marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com, http://www.clubmac.com and http://www.onsale.com). Customer orders are rapidly filled by the Company's distribution center strategically located near FedEx's main hub or by PC Mall's extensive network of distributors, which is one of the largest networks in the industry.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including, but not limited to, the results of initiatives designed to enhance sales force productivity, improve our back-office support functions and stabilize our consumer business, the potential of our existing sales force to provide growth and improve productivity, the impact of initiatives such as our CRM application, expectations regarding seasonal impact on our sales, expectations regarding reduced cost structure, including expected cost savings in connection with our initiatives in the Philippines, expectations regarding the amount of advertising expenditures and the related impact on sales, expectations relating to Core business adjusted non-GAAP operating profit and profit margin, and our ability to inexpensively enhance our marketing content and other customer acquisitions and retention activities to drive sales. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. The factors that could cause our actual results to differ materially are the following, but not limited to: uncertainties relating to the relationship of the number of account managers and productivity; investments in tools and infrastructure that may not improve our account managers' productivity and our profitability; decreases in revenue related to commercial and public sector sales; increased competition and pricing pressures, including increased competition from direct sales by some of our largest vendors; the impact of seasonality on our sales; availability of products from third party suppliers at reasonable prices; our limited experience operating in the Philippines which could prevent us from realizing expected benefits from our Philippines operations; increased expenses; our advertising, marketing and promotional efforts may be costly and may not achieve desired results; risks due to shifts in market demand or price erosion of owned inventory; and inability to convert back orders to completed sales. Additional factors that could cause our actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's Form 10-K for the 2004 fiscal year, on file with the Securities and Exchange Commission, and in our other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.

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-Financial Tables Follow-

PC MALL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net sales	$ 244,039	$ 239,824	$ 735,583	$ 711,236
Cost of goods sold	214,546	209,735	650,739	619,522
Gross profit	29,493	30,089	84,844	91,714
Selling, general and administrative expenses	28,169	28,381	87,897	87,993
Operating profit (loss)	1,324	1,708	(3,053)	3,721
Interest expense, net	739	447	2,067	1,358
Income (loss) from continuing operations before income taxes	585	1,261	(5,120)	2,363
Income tax expense (benefit)	356	495	(1,811)	915
Income (loss) from continuing operations	229	766	(3,309)	1,448
Loss from discontinued operation, net of taxes	-	(556)	(1,781)	(395)
Net income (loss)	$ 229	$ 210	$ (5,090)	$ 1,053

Basic and Diluted Earnings (Loss) Per Common Share
Basic earnings (loss) per share:
Income (loss) from continuing operations	$ 0.02	$ 0.07	$ (0.29)	$ 0.13
Loss from discontinued operation, net of taxes	-	(0.05)	(0.15)	(0.03)
Net income (loss)	$ 0.02	$ 0.02	$ (0.44)	$ 0.10

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$ 0.02	$ 0.06	$ (0.29)	$ 0.12
Loss from discontinued operation, net of taxes	-	(0.04)	(0.15)	(0.03)
Net income (loss)	$ 0.02	$ 0.02	$ (0.44)	$ 0.09

Weighted average number of common shares outstanding:
Basic	11,702	11,181	11,630	11,033
Diluted	12,403	12,183	11,630	12,148

PC MALL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO

CORE BUSINESS OPERATING PROFIT (LOSS) AND OPERATING PROFIT MARGIN

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Total net sales	$ 244,039	$ 239,824	$ 735,583	$ 711,236
Adjustments to reported net sales:
Net sales of OnSale.com	(1,111)	(3)	(3,301)	(19)
Sales to eCOST.com	(10,577)	-	(30,165)	-
Adjusted non-GAAP Core business net sales	$ 232,351	$ 239,821	$ 702,117	$ 711,217

Total operating profit (loss)	$ 1,324	$ 1,708	$ (3,053)	$ 3,721
Adjustments to reported operating profit (loss):
Operating loss of OnSale.com	514	304	1,564	942
SOX-related expenses (a)	119	337	700	477
Non-cash stock-based compensation expenses (b)	19	-	85	90
Adjusted non-GAAP Core business operating profit (loss)	$ 1,976	$ 2,349	$ (704)	$ 5,230

Adjusted non-GAAP Core business operating profit margin	0.85%	0.98%	N/A	0.74%

	Three Months Ended June 30, 2005

Total net sales	$ 253,170
Adjustments to reported net sales:
Net sales of OnSale.com	(747)
Sales to eCOST.com	(19,588)
Adjusted non-GAAP Core business net sales	$ 232,835

Total operating loss	$ (218)
Adjustments to reported operating loss:
Operating loss of OnSale.com	481
SOX-related expenses (a)	15
Non-cash stock-based compensation expenses (b)	22
Adjusted non-GAAP Core business operating profit (loss)	$ 300

Adjusted non-GAAP Core business operating profit margin	0.13%

(a) Charges related to implementation of Rule 404 of the Sarbanes-Oxley Act of 2002.
(b) Non-cash stock-based compensation related the issuance of a warrant (in 2003) and an option (in 2004) to a public relations firm.

PC MALL, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except per share amounts and share data)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$ 5,685	$ 6,473
Accounts receivable, net of allowance for doubtful accounts	97,191	92,393
Inventories, net	51,316	78,857
Prepaid expenses and other current assets	8,285	6,226
Deferred income taxes	3,204	3,204
Current assets of discontinued operation	-	20,596
Total current assets	165,681	207,749
Property and equipment, net	8,698	9,051
Deferred income taxes	9,689	7,695
Goodwill	1,405	1,405
Other assets	1,015	1,087
Non-current assets of discontinued operation	-	4,932
Total assets	$ 186,488	$ 231,919

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 66,321	$ 69,114
Accrued expenses and other current liabilities	18,662	20,810
Deferred revenue	9,974	10,262
Line of credit	37,175	49,027
Note payable - current	500	500
Current liabilities of discontinued operation	-	4,248
Total current liabilities	132,632	153,961
Note payable	2,375	2,750
Total liabilities	135,007	156,711
Commitments and contingencies
Minority interest in discontinued operation	-	4,297
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 12,010,625 and 11,851,115 shares issued; and 11,716,425 and 11,556,915 shares outstanding, respectively	12	12
Additional paid-in capital	83,367	99,172
Deferred stock-based compensation	-	(1,333)
Treasury stock, at cost: 294,200 shares	(1,015)	(1,015)
Accumulated other comprehensive income	330	198
Accumulated deficit	(31,213)	(26,123)
Total stockholders' equity	51,481	70,911
Total liabilities and stockholders' equity	$ 186,488	$ 231,919